1 SHARE-BASED COMPENSATION PLAN VALE S.A. proposes to revise the Share-Based Compensation Plan approved at the Ordinary and Extraordinary General Meetings held on April 30, 2021, with the aim of making it more comprehensive, including other remuneration preserving certain essential objectives, such as: ▪ To focus management efforts on creating long-term, sustainable value for Vale, aligning the interests of executives and shareholders; ▪ To encourage the retention of the company's senior leadership; and ▪ To stimulate the exposure of participants to Vale's business risks, reflected (i) in the Share value over time and (ii) in performance conditions that leverage (or reduce) the award to Participants, based on performance indicators defined by the Board of Directors related to Vale's strategic pillars, such as TSR (Total Shareholder Return), ROIC (Return On Invested Capital) and ESG (Environmental, Social and Governance) indicators, focused on Health and Safety and Sustainability indicators over the cycle period, with market and financial indicators having the greatest weight in the composition of performance. The Plan will cover not only the concept of Performance Shares, but also Restricted Shares, considering spot incentives for these modalities. It is worth highlighting the updating points identified and included in the proposed Plan: ▪ The concept of "Performance Shares" linked to spot incentives and "Restricted Shares" makes the Plan more robust as an element for retaining, attracting and leveraging sustainable results; ▪ To reinforce the sense of "company owner" on the participants; ▪ To reinforce a culture of long-term sustainable performance; ▪ To increase Vale's capacity to retain its talents and attract high-performance employees; and ▪ To provide flexibility to use multiple concepts, effectively addressing specific situations. 2 SHARE-BASED COMPENSATION PLAN 1. Provide a copy of the proposed Plan Presented in Appendix A. 2. Inform the main characteristics of the proposed Plan, identifying: Vale S.A.1 ("Vale" or "Company") will have a Share-Based Compensation Plan2 ("Plan"), which includes Performance Shares and Restricted Shares, including programs linked to spot incentives, for Directors3 and Vale´s employees and of certain entities and controlled or affiliated companies of the Vale System ("Participants"). The proposal presented aims to create a more comprehensive Share-Based Compensation Plan, including remuneration models in the concept of Performance Shares (Performance Share Unit Program - PSU) and Restricted Shares (Matching Program), including Performance Shares and Restricted Shares programs linked to spot incentives, in all cases allowing the payment of awards in real Shares issued by the Company at market price. ▪ Performance Shares: long-term incentive based on Shares in which the number of Shares to be granted, after the three-year cycle, is realized only if certain Vale´s performance conditions are met. At Vale, this incentive is called Performance Share Unit Program - PSU. In addition, other Performance Shares programs linked to spot incentives for attraction, retention and/or spot incentives that involves relevant deliveries and projects or other initiatives that meet specific performance needs or bring differentiated value to the Company may be used. The maximum number of shares covered must comply with the percentages of the Company's stock capital described in item 2.c. ▪ Restricted Shares: This modality, known internationally as RSUs (Restricted Share Units), is one of the fastest growing practices in the market and has established itself as an effective way of aligning interests and boosting the attraction and retention of talent, by attaching conditions to the release of shares to the participant. This incentive at Vale is called the Matching Program which focuses on sustainable results and long-term value creation, share appreciation, leadership retention and attracting high-performance employees globally. 1 Vale S.A. and certain entities and controlled or affiliated companies of the Vale System, generically referred to in this document as Vale or the Company. 2 Shares means shares issued by Vale traded on B3 S.A. - Brasil, Bolsa, Balcão in Brazil and American Depositary Receipts ("ADRs") issued by Vale traded on the New York Stock Exchange. 3 Directors means members of Vale's Executive Committee or members of the statutory board or equivalent in certain entities and controlled or affiliated companies of the Vale System included in the Plan. 3 The Participant must acquire a certain number of Shares, using their own resources (that may or not come from variable compensation), and/or transferring Shares they own4 and remain with the Company for a certain period (minimum of three years) and keep the Shares under their ownership for the duration of the Program, to receive Shares at the end of the cycle. After the award, the restriction on the Shares owned by the Participant is lifted, and the awarded Shares have no restrictions. In addition, other Restricted Share programs linked to spot incentives for attraction, retention and/or incentives that involves relevant deliveries and projects or other initiatives that meet specific performance needs or bring differentiated value to the Company may be used. The maximum number of shares covered must comply with the percentages of the Company's stock capital described in item 2.c. 2.a. Potential beneficiaries Participants who meet the conditions described below will be eligible for the Plan: ▪ Performance Share Unit Program - PSU: be active and working at Vale and/or certain entities and controlled or affiliated companies of the Vale System on December 31 of the year prior to the grant and on the date of delivery of the Grant Letter for each cycle, according to salary range / positions (senior manager to Executive Committee members). ▪ Restricted Shares - Matching Program: be active and working at Vale and/or certain entities and controlled or affiliated companies of the Vale System on December 31 of the year prior to the grant and on the grant date stipulated for each cycle, according to salary range / positions. Employees, from supervisors up to directors, must be indicated to participate by the immediate leadership and formally accept the conditions of the program. The participation of members of the Executive Committee in the Matching Program is mandatory throughout the Cycle. For other Performance Shares and Restricted Shares programs, spot incentives related to attraction, retention and initiatives that involve relevant deliveries and projects, or that meet specific performance needs and bring additional value to the Company, must have their participation and grant rules defined in the grant conditions, certain that they will include specific performance criteria to ensure that the interests of the beneficiaries are aligned with those of the shareholders. For Directors, the grant conditions will be established by the Board of Directors; for employees, the guidelines for the grant conditions will be established in their own administrative policy. The maximum number 4 Shares that are vested and clear and not linked to active programs. 4 of shares covered must comply with the percentages of the Company's stock capital described in item 2.c. 2.b. Maximum number of options to be granted Not applicable, as the Plan does not grant options, it provides the grant of the right to future awards in Shares. 2.c. Maximum number of Shares covered by the Plan The maximum number of Shares that will be subject to the Plan cannot exceed 0.5% of the shares representing the Company's Capital Stock. On 06/30/2024, the total number of representative Shares corresponded to 4,539,007,580 (four billion, five hundred and thirty-nine million, seven thousand, five hundred and eighty) of Shares issued by Vale. Thus, the total number of Shares covered by the Plan is limited to 22,695,037 (twenty-two million, six hundred and ninety-five thousand and thirty-seven) Shares. In addition, the limit of 0.1% of the Company's Capital Stock per fiscal year must also be considered. Based on the number of Shares that make up the Company's Capital Stock on 06/30/2024, the total number of Shares covered by the Plan in each fiscal year may be up to 4,539,007 (four million, five hundred and thirty-nine thousand and seven) Shares. 2.d. Acquisition Conditions The receipt of Shares and the number of Shares to be received by Participants is subject to the following criteria: ▪ Performance Share Unit Program - PSU: achievement of indicators5 previously approved by the Board of Directors, with pre-defined weights, considering that in the composition of performance, market and financial indicators are the most prevalent. These performance indicators must be related to Vale's main strategic themes, such as TSR (Total Shareholder Return), ROIC (Return On Invested Capital) and ESG (Environmental, Social and Governance) indicators, focused on Health and Safety and Sustainability indicators during the cycle period; ▪ Restricted Shares - Matching Program: be compliance with the conditions for remaining in the Program. The participation of Executive Committee members in the Matching Program is mandatory for the entire duration of the Cycle, investing with their own resources (that may or not come from variable compensation), and/or transferring Shares they already own. Other employees need to be indicated to participate by their immediate leadership, formally accept to the conditions of the program and invest with their own resources and/or by transferring Shares they already own. 5 The change in the indicators/composition of the performance condition must be approved by Vale's Board of Directors. 5 ▪ For other Performance Shares and Restricted Shares programs, linked to spot incentives, the guidelines established will be in the grant conditions, certain that they will include specific performance criteria to ensure that the interests of the beneficiaries are aligned with those of the shareholders. For Directors, the conditions will be established by the Board of Directors; for employees, the guidelines for the grant conditions will be established in their own administrative policy. The maximum number of shares covered must comply with the percentages of the Company's stock capital described in item 2.c. 2.e. Detailed criteria for setting the exercise price The purpose of the Plan is to deliver Treasury Shares from a buyback program or by purchasing Shares in the market on behalf of Participants eligible for the award. As indicated, this is not, therefore, a Stock Option Plan, in the terms of art. 168, § 3 of the Brazilian Law no. 6,404/76, but rather a share-based compensation plan that involves the delivery of shares, held in Treasury from a buyback program or through the purchase of Shares in the market on behalf of the Participants eligible for the award, subject to applicable legislation. This considered, there is no fixing of the acquisition or exercise price. 2.f. Criteria for fixing the exercise period Not applicable as this is not a stock option plan, in the terms of art. 168, § 3 of the Brazilian Law no. 6,404/76, but a long-term incentive program plan that implies the delivery of shares. Generally speaking: ▪ Performance Share Unit Program - PSU and Restricted Shares - Matching Program: minimum 3-year period ▪ For other Performance Shares and Restricted Shares programs, linked to spot incentives as guidelines established in grant conditions. For Directors, the conditions will be established by the Board of Directors; for employees, the guidelines for the grant conditions will be established in their own administrative policy. 2.g. Form of settlement of options Not applicable as this is not a stock option plan, in the terms of art. 168, § 3 of the Brazilian Law 6.404/76, but a long-term incentive program plan that implies the delivery of Treasury Shares from a buyback program or even through the purchase of Shares in 6 the market on behalf of the Participants eligible for the award, subject to applicable legislation. 2.h. Criteria and events that, when verified, will cause the suspension, alteration or extinction of the Plan In the event of dissolution, transformation, incorporation, merger, spin-off or reorganization involving the Company, in which the Company is not the remaining company or, if it is the remaining company, its Shares are no longer admitted to trading on the stock exchange, the Cycles in force, at the discretion of the Board of Directors, may: (i) be transferred to the successor company; (ii) be cancelled or remodeled; or (iii) be held and settled in cash. In the event of the Company's judicial reorganization, the Board of Directors may also determine the total or partial cancellation of the Plan or the change of the Programs of this Plan regarding the level of eligible employees, the components of the Participant's reference value, the duration of the cycle and the performance condition. 3. Justify the proposed Plan, explaining: 3.a. The main objectives of the Plan The Plan aims to: (a) focus management efforts on creating sustainable, long-term value for Vale, aligning the interests of Participants and shareholders; (b) align Vale's strategic objectives with the internal practices of the company's leadership; (c) bring Vale into line with current international market practices; (d) encourage the retention of the company's leadership; and (e) attract high-performing employees from the market. 3.b. The way the Plan contributes to these objectives The Plan is an important component in the Company's total compensation strategy, ensuring competitiveness with the market and maintaining Participants´ engagement in achieving the Company's performance and result conditions, as it will create the possibility for executives and employees to receive long-term incentives through Shares based on the achievement of strategic goals and aligning this benefit with the interests of shareholders in generating long-term value. 3.c. How the Plan fits into the company's compensation policy According to Vale's Directors Policy applicable to Directors/executives reporting directly to Vale's Board of Directors and according to the Human Resources Standard applicable to employees, compensation consists of fixed remuneration, short-term variable compensation and long-term variable compensation. For Directors, remuneration must be 7 linked to (i) economic and financial results achieved, (ii) the company's market value, (iii) Vale's key behaviors, and (iv) ESG metrics - Environmental, Social and Governance. The Plan is a Vale initiative that aims to offer managers and employees a package aligned with the practices, trends and conditions prevailing in the market and with a focus on the main strategic pillars of the Company. It is outlined with specific purposes and rules that make up an important part of the long-term award of the body of leaders of the company aligned with the interests of shareholders, focusing on sustainable results and generation of long-term value, in the valuation of the Company's Shares, the retention of leadership and the attraction of high-performance employees. 3.d. How the Plan aligns the interests of the beneficiaries and the company in the short, medium and long term The Plan aims to focus management efforts on creating sustainable, long-term value for Vale, aligning the interests of Participants and shareholders, in addition to encouraging the recruitment of high-performance executives and employees and the retention of the company's leadership. The duration of the long-term Share-based Incentive Programs favors the retention of Participants during this period. 4. Estimate the company's expenses resulting from the Plan, according to the accounting rules that address this matter The maximum number of Shares that will be subject to the Plan remains the same and cannot exceed 0.5% of the shares representing the Company's Capital Stock. On 06/30/2024, the total number of representative Shares corresponded to 4,539,007,580 (four billion, five hundred and thirty-nine million, seven thousand, five hundred and eighty) of Shares issued by Vale. Thus, the total number of Shares covered by the Plan is limited to 22,695,037 (twenty-two million, six hundred and ninety-five thousand and thirty-seven) Shares. In addition, the limit of 0.1% of the Company's Capital Stock per fiscal year must also be considered. Based on the number of Shares that make up the Company's Capital Stock on 06/30/2024, the total number of Shares covered by the Plan in each fiscal year may be up to 4,539,007 (four million, five hundred and thirty-nine thousand and seven) Shares. 8 APPENDIX A SHARE-BASED COMPENSATION PLAN Rewarding the Generation of Long-Term Value 1. About Incentives As part of Vale's initiative to offer its managers and employees a package remuneration aligned to the practices, trends and conditions prevailing in the market and focused on the company's main strategic pillars, the company makes use of Share-Based Compensation Programs with specific purposes and rules that make up an important part of the long-term compensation of the company's body of leaders aligned to the interests of the shareholders, focusing on sustainable results and long-term value creation. The Programs are a long-term reward mechanism offered to employees and Directors of Vale, who meet the eligibility conditions for participation. The incentives are governed by the criteria and rules established in this Plan and are intended to: ▪ Focus management efforts on creating sustainable, long-term value for Vale, aligning the interests of Participants and shareholders; ▪ Stimulate the exposure of participants to Vale's business risks, reflected (i) in the Share value over time and (ii) in performance conditions that leverage (or reduce) the award to Participants, based on performance indicators related to Vale's Strategic pillars, with market and financial indicators having the greatest weight in the composition of performance; ▪ Increase Vale's capacity to attract and retain talent and senior leadership; ▪ Stimulate the feeling of "company owner" on the participants; and ▪ Reinforce a culture of long-term sustainable performance 1.1. Eligibility conditions Directors6 and employees of Vale and of certain entities and controlled or affiliated companies of the Vale System who meet the conditions described below will be eligible to participate in the Long-Term Incentives: ▪ Performance Share Unit Program - PSU: be active and working at Vale and/or certain entities and controlled or affiliated companies of the Vale System on December 31 of the year prior to the grant and on the date of delivery of the Grant Letter for each cycle, according to salary range / positions (senior manager to Executive Committee members); 6 Directors means members of Vale's Executive Committee or members of the statutory board or equivalent in certain entities and controlled or affiliated companies of the Vale System included in the Plan. 9 ▪ Restricted Shares - Matching Program: be active and working at Vale and/or certain entities and controlled or affiliated companies of the Vale System on December 31 of the year prior to the grant and on the grant date stipulated for each cycle, according to salary range / positions. Employees, from supervisors up to directors, must be indicated to participate by the immediate leadership and formally accept the conditions of the program. The participation of members of the Executive Committee in the Matching Program is mandatory throughout the Cycle. ▪ For other Performance Shares and Restricted Shares programs, linked to spot incentives, eligibility will be in the grant conditions, certain that they will include specific performance criteria to ensure that the interests of the beneficiaries are aligned with those of the shareholders. For Directors, the conditions will be established by the Board of Directors; for employees, the guidelines for the grant conditions will be established in their own administrative policy. The maximum number of shares covered must comply with the percentages of the Company's stock capital described in item 2.c. 1.2. Key Features The main features are specified below: ▪ The Plan is based on Vale Shares traded on B3 S.A. - Brasil, Bolsa, Balcão ("B3") in Brazil, or ADRs (American Depositary Receipts) issued by Vale traded on the New York Stock Exchange ("NYSE") in the United States; ▪ Each Cycle lasts at least 3 years for Matching and PSU Programs and a specific period according to the guidelines for other incentives that use the concept of Performance Shares and Restricted Shares, linked to spot incentives; ▪ In the event of the payment of dividends and/or interest on equity by Vale, Participants in the PSU and Matching Programs will be entitled to "Virtual Dividends", which is a value related to the result of the number of Shares that the Participant will be entitled as an award at the end of the Cycle. This payment will be made in Shares at the same time as the award for each Cycle for the PSU Program and in cash throughout the period of each Cycle for Matching Program. For other Performance Shares and Restricted Shares programs linked to spot incentives, "Virtual Dividends" will only be paid if defined in the grant conditions; ▪ In the Matching Program, Participants acquire Vale Shares, using their own resources (that may or not come from variable compensation), and/or transferring Shares they already own. For the award paid by Vale at the end of the Cycle (minimum of three years), Participants must keep the Shares in their entirety and under their ownership throughout the duration of the Cycle, in the authorized brokers of the Program. ▪ The award may take place: 10 • after the end of the Cycle and subject to the achievement of the cycle's performance condition for the PSU Program, including the "Virtual Dividends" and the income tax withheld at source, via payroll gross-up, in compliance with the legislation in force; • after the end of the Cycle and on the condition of at least 1:1 of the shares that each Participant holds at the time of the award for the Matching Program, also including income tax withheld at source, via gross-up in the payroll, in compliance with the legislation in force; • according to the grant conditions that will include specific performance criteria to ensure that the interests of the beneficiaries are aligned with those of the shareholders, defined for each Participant in the case of other Performance Shares and Restricted Shares programs, linked to spot incentives. For Directors, the conditions will be established by the Board of Directors; for employees, the guidelines for the grant conditions will be established in their own administrative policy. ▪ The number of Shares granted for the participation by each Director and eligible employee will be established based on the Participant's Reference Value and the Grant Share Price.7 The maximum number of shares covered must comply with the percentages of the Company's stock capital described in item 2.c. 1.3. Plan Administration All the incentives in this Plan will be managed directly by the Board of Directors for the Directors. For other employees, the incentives will be managed in accordance with their own administrative policy. The Board of Directors may also determine the total or partial cancellation of the Plan or change the Programs of this Plan about the level of eligible employees, the components of the Participant's reference value, the duration of the cycle and the performance condition. At the launch of each Cycle for the Matching and PSU Programs, Vale will send each Participant the manual for these Cycles as well as the grant notices with the number of shares that will be the basis of the award after the end of each Cycle, since the conditions for remaining in each program are maintained. The other programs based on Performance Shares and Restricted Shares, linked to spot incentives, will follow the guidelines for the grant conditions, certain that they will include specific performance criteria to ensure that the interests of the beneficiaries are aligned with those of the shareholders. For Directors, the conditions will be established by the Board of Directors; for employees, the guidelines for the grant conditions will be established in their own administrative policy. The maximum number of shares covered must comply with the percentages of the Company's stock capital described in item 2.c. 7 See details of the Reference Value and Grant Price in 3 Granting of the right to the Share Award. 11 The Company may, for the purposes of managing this Plan, hire securities broker, which shall be used by the Participants to receive the award. Important notes: In the event of (a) dissolution, transformation, incorporation, merger, spin-off or reorganization involving the Company or Vale System Company, in which the Company and/or Vale System Company is not the remaining company or, if it is the remaining company, its shares are no longer admitted to trading on the stock exchange, (b) a change in the shareholding control of a subsidiary of the Company, the Cycles in force, at the discretion of the Board of Directors, may: (i) be transferred to the successor company; (ii) be cancelled8 or remodeled; or (iii) be held and settled in cash. In the event of the Company's judicial reorganization, the Board of Directors may also determine the cancellation of the Plan or its remodeling. 1.4. Plan Term The Plan will come into force with its approval by the Company's General Meeting of Shareholders and will remain in force until the total limit of Shares mentioned in the first paragraph of item 5.3 below is reached. It will be up to Vale's Board of Directors to determine the total or partial cancellation of the Plan or change the Programs of this Plan, about the level of eligible employees, the components of the Participant's reference value, the duration of the cycle and the performance condition. 2. Performance Condition and Indicators Applied to Incentives9 The performance condition, which is the basis for the award to be paid in the PSU Program, is defined based on performance indicators related to Vale's strategic pillars, such as TSR (Total Shareholder Return), ROIC (Return On Invested Capital) and ESG (Environmental, Social and Governance) indicators, focused on Health and Safety and Sustainability indicators over the period of the cycle, with market and financial indicators having the greatest weight in the composition of performance. In the case of the other programs based on Performance Shares and Restricted Shares, linked to spot incentives, for Directors and employees the performance conditions and indicators will be established by the Board of Directors or in a specific administrative policy, respectively, certain that they will include specific performance criteria to ensure that the interests of the beneficiaries are aligned with those of the shareholders. 8 In the event of cancellation, payment will be made pro rata for the number of months worked in the cycle at the company, until the event of (a) dissolution, transformation, incorporation, merger, spin-off or reorganization involving the Company or Vale System Company 9 In case of changes, the new payment factor must be approved by the Board. 12 3. Granting of the right to Share Awards The Incentives are based on the granting of the right to award Vale´s Shares: ▪ VALE3, traded on B3, for Participants in Brazil; and ▪ VALE ADR (American Depositary Receipts) issued by Vale backed by Shares, traded on the NYSE, for Participants allocated outside Brazil. 3.1. Participant's Reference Value The Reference Value for granting the PSU and Matching Incentives, calculated for each eligible employee, will be established based on the following criteria: (i) the base salary, (ii) the salary range, (iii) the location in which he/she is allocated and/or the companies in which he/she is active; (iv) the Participant's estimated Individual Income Tax rate as of December 31 of the year prior to each Cycle grant (only for the PSU). In the case of the other programs based on Performance Shares and Restricted Shares, linked to spot incentives, for Directors, the reference value will be established by the Board of Directors; and for employees it will be established in their own administrative policy. 3.2. Grant Share Price For the PSU, the grant price of each Cycle will be defined based on the average price of the Share weighted by the volume traded in the last 60 (sixty) trading sessions of the year prior to the grant, on the respective Exchange (B3 or NYSE). For Matching, the grant price will be the purchase price of the Share on the Stock Exchange (B3 S.A. - Brasil, Bolsa, Balcão for Participants in Brazil, and NYSE for Participants abroad) on the day defined for the grant Program. In the case of the other programs based on Performance Shares and Restricted Shares, linked to spot incentives, the grant price will be defined in the grant conditions, according to market value. 3.3. Number of Shares Granted The number of Shares granted will be established based on the Participant's Reference Value divided by the Grant Share Price. For Participants in Brazil, the Reference Value and Grant Share Price will be used in Reais, and for Participants outside Brazil, they will be used in US Dollars. The maximum number of shares covered must comply with the percentages of the Company's stock capital described in item 2.c. 13 4. Virtual Dividends In the event of payment of dividends and/or interest on equity by Vale, Participants in the Matching Program and the PSU Program will be entitled to "Virtual Dividends", which is a value related to the result of the number of shares that the Participant will be entitled to as an award at the end of the Cycle, equivalent to and of the same net amount per Share of dividends/interest on equity paid to Vale's shareholders during the Cycle period. The net amount to be paid will be calculated based on the dividends/interest on equity amount per Share paid during the Cycle period of the Matching and PSU Programs, in the number of Shares targeted for the award. For the PSU Program, payment will be in Shares, at the time of the award and on the condition of the Program's performance. For Matching, the net amount to be paid will be calculated based on the amount of dividends/interest on equity per Share, in the number of Shares that the employee holds relating to the Matching Program on the record date. Participants will receive this amount deposited in cash, in a period close to the payment of dividends/interest on equity to the market and in the same currency as they receive their salary through the regular local process of the local payroll, i.e. in the same bank account in which their salary is paid. For programs based on Performance Shares and Restricted Shares linked to spot incentives, "Virtual Dividends" will only be paid if defined in the grant conditions. 5. Award at the end of the Cycle 5.1. Award Payment Date For the PSU Program, the Shares awarded will be delivered after full years of the complete Cycle and if the performance condition is met. For the Matching Program, Participants must keep the Shares in their entirety and under their ownership for the entire duration of the Cycle, with the Program's authorized brokers. For programs based on Performance Shares and Restricted Shares, linked to spot incentives, the Participant will receive as established in the grant conditions defined in the contract signed by the Participant with the Company. Only Vale employees and Directors who were eligible for the grant of Shares and who remained within the period and under the conditions defined for each incentive will be entitled to the award. 5.2. Award payment at the end of the Cycle For the PSU Program, at the end of the Cycle, Participants who are eligible for the award will receive from Vale, in Shares, (i) the number of Shares scope of the award (result of the application of the performance factor, to the Shares initially granted); and (ii) virtual dividends related to the number of Shares within the scope of the award (which will also 14 have the performance factor applied). In addition, income tax withheld at source (gross-up) will also be included. For the Matching Program, Directors and employees eligible for the award will receive a payment in Shares/ADRs acquired in their name and, at a minimum, equivalent to 1:1 to the shares that each Director and employee owns at the time of the award, also including withholding income tax, via payroll gross-up, in compliance with the legislation in force, and the Board of Directors may approve levers annually. For programs based on Performance Shares and Restricted Shares, linked to spot incentives, the payment will be according to the grant condition defined in the contract stablished with the Participant. The Shares that are the object of the award will be credited to the Participant's account at the accredited brokers, via Shares held in Treasury from a buyback program or by purchasing Shares on the market on behalf of the Participants eligible for the award, subject to the applicable legislation10. Important notes: The Board of Directors may determine the suspension of the award whenever there are situations that, under the terms of the law or regulation in force, restrict or prevent the trading of Shares by the participants of the Plan. Until the date on which the award is made, participants will not have any rights and privileges of the Company's Shareholders such as voting rights and the right to receive dividends and interest on equity. 5.3. Maximum number of Shares covered by the Plan The maximum number of Shares that will be subject to the Plan cannot exceed 0.5% of the shares representing the Company's Capital Stock. On 06/30/2024, the total number of representative Shares corresponded to 4,539,007,580 (four billion, five hundred and thirty-nine million, seven thousand, five hundred and eighty) of Shares issued by Vale. Thus, the total number of Shares covered by the Plan is limited to 22,695,037 (twenty-two million, six hundred and ninety-five thousand and thirty-seven) Shares. In addition, the limit of 0.1% of the Company's Capital Stock per fiscal year must also be considered. Based on the number of Shares that make up the Company's Capital Stock on 06/30/2024, the total number of Shares covered by the Plan in each fiscal year may be up to 4,539,007 (four million, five hundred and thirty-nine thousand and seven) Shares. 10 Except for employees working in China and Australia, who, for legal/tax reasons, will have their award made in cash with a value corresponding to the same number of shares covered by the award and the virtual dividends. 15 6. Early Prepayment during the Cycle11 The following conditions define what will happen if the Participant leaves Vale during the term of each incentive cycle. 6.1. Resignation or Resignation for Just Cause The Participant will not be eligible for any awards upon termination. 6.2. Dismissal at Vale's Initiative or Retirement or Mutual Agreement For each Cycle of the Matching and PSU Programs, the Participant will receive the cash award upon termination and prorated to the number of months he/she has been working at Vale during the Cycle, except for Directors whose prorated award will be paid only after the end of the Cycle or as the negotiated terms and at the time of termination approved by de Board of Directors. Programs based on Performance Shares and Restricted Shares, linked to spot incentives, must comply with the granting conditions established by the Board of Directors for Directors and for employees, as established in a specific administrative policy. 6.3. Expatriation or Repatriation For each Cycle of the Matching and PSU Programs, the Participant will receive part of the award in cash, at the time of their expatriation or repatriation, and prorated to the number of months they have been working at Vale during the Cycle. Other programs based on Performance Shares and Restricted Shares, linked to spot incentives, must comply with the granted conditions established by the Board of Directors for Directors and for employees, as established in their own administrative policy. The Shares originally granted, and scope of this payment lose the link with the program. The remaining Share balance will continue to the Matching and PSU Programs and will be eligible for the award in Shares at the end of the Cycle. 6.4. Dismissal due to Death or Retirement due to Disability For each cycle of the Matching and PSU programs, the retiree or their legal heirs will receive the full amount of the award, in cash. 6.5. Change of Control or Divestiture of Vale’s Shareholding 11 Exceptions must be approved by the Board of Directors. 16 For the Matching and PSU Programs, the Participant who works in a controlled or affiliated company that undergoes a change of control or sale of Vale's stake, will receive, for each Cycle, a cash award in prorated to the number of months in which he/she has been working, during the Cycle, in said company to date the change of control of the controlled or affiliated company or the sale of Vale's interest. For the programs based on Performance Shares and Restricted Shares, linked to spot incentives, it will be in accordance with the grant conditions established by the Board of Directors for Directors and for employees, as established in their own administrative policy.